Exhibit 10.40

Executed Version

FIRST LIEN COLLATERAL AGREEMENT

dated as of February 23, 2023, among
SOTERA HEALTH COMPANY (f/k/a SOTERA HEALTH TOPCO, INC.),
as Holdings,

SOTERA HEALTH HOLDINGS, LLC,
as Borrower,

THE OTHER GRANTORS PARTY HERETO,

and

JPMORGAN CHASE BANK, N.A.,
as First Lien Collateral Agent

TABLE OF CONTENTS ARTICLE I DEFINITIONS
SECTION 1.01.    Defined Terms    1
SECTION 1.02.    Other Defined Terms    1
ARTICLE II PLEDGE OF SECURITIES
SECTION 2.01.    Pledge    4
SECTION 2.02.    Delivery of the Pledged Collateral    5
SECTION 2.03.    Representations, Warranties and Covenants    6
SECTION 2.04.    Registration in Nominee Name; Denominations    7
SECTION 2.05.    Voting Rights; Dividends and Interest    7
SECTION 2.06.    Article 8 Opt-In    9
ARTICLE III
SECURITY INTERESTS IN PERSONAL PROPERTY
SECTION 3.01.    Security Interest    10
SECTION 3.02.    Representations and Warranties    11
SECTION 3.03.    Covenants    13
SECTION 3.04.    Other Actions    15
SECTION 3.05.    Covenants Regarding Patent, Trademark and Copyright Collateral    16
ARTICLE IV REMEDIES
SECTION 4.01.    Remedies upon Default    17
SECTION 4.02.    Securities Act    18
SECTION 4.03.    Grant of License to Use Intellectual Property    19
ARTICLE V MISCELLANEOUS
SECTION 5.01.    Notices    20
SECTION 5.02.    Waivers; Amendment    20
SECTION 5.03.    First Lien Collateral Agent’s Fees and Expenses; Indemnification    20
SECTION 5.04.    Successors and Assigns    22
SECTION 5.05.    Survival of Agreement    22

SECTION 5.06.    Counterparts; Effectiveness; Several Agreement    22
SECTION 5.07.    Severability    23
SECTION 5.08.    Right of Set-off    23
SECTION 5.09.    Governing Law; Jurisdiction; Consent to Service of Process;
Appointment of Service of Process Agent    23
SECTION 5.10.    WAIVER OF JURY TRIAL    24
SECTION 5.11.    Headings    24
SECTION 5.12.    Security Interest Absolute    24
SECTION 5.13.    Termination or Release    24
SECTION 5.14.    Additional Subsidiaries    25
SECTION 5.15.    Collateral Agent Appointed Attorney-in-Fact    25

Schedules

Schedule I    Grantors
Schedule II    Pledged Equity Interests; Pledged Debt Securities Schedule III    Intellectual Property
Schedule IV    Commercial Tort Claims Exhibits
Exhibit I    Form of Grantor Supplement
Exhibit II    Form of Copyright Security Agreement Exhibit III    Form of Patent Security Agreement Exhibit IV    Form of Trademark Security Agreement

FIRST LIEN COLLATERAL AGREEMENT dated as of February 23, 2023 (as amended, restated, supplemented or otherwise modified from time to time, this “Agreement”) among SOTERA HEALTH HOLDINGS, LLC, a Delaware limited company (the “Borrower”), the other GRANTORS from time to time party hereto, SOTERA HEALTH COMPANY, a Dela- ware corporation (“Holdings”), and JPMORGAN CHASE BANK, N.A. (“JPMorgan”), as First Lien Collateral Agent (in such capacity and together with its successors and assigns, the “First Lien Collateral Agent”).

Reference is made to the First Lien Credit Agreement dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the “First Lien Credit Agreement”) among Holdings, the Borrower, the Lenders from time to time party thereto and JPMorgan, as First Lien Administrative Agent and First Lien Collateral Agent.

WHEREAS, the Lenders have agreed to extend credit to the Borrower subject to the terms and conditions set forth in the First Lien Credit Agreement;

WHEREAS, the obligations of the Lenders to extend such credit are conditioned upon, among other things, the execution and delivery of this Agreement; and

WHEREAS, the Grantors (other than the Borrower) are Affiliates of the Borrower, will derive substantial benefits from the extension of credit to the Borrower pursuant to the First Lien Credit Agreement and are willing to execute and deliver this Agreement in order to induce the Lenders to extend such credit.

NOW, THEREFORE, the parties hereto agree as follows:

ARTICLE I

Definitions

SECTION 1.01. Defined Terms. (a) Each capitalized term used but not defined herein shall have the meaning assigned thereto in the First Lien Credit Agreement; provided that each term defined in the New York UCC (as defined herein) and not defined in this Agreement or the First Lien Credit Agreement shall have the meaning specified in the New York UCC. The term “instrument” shall have the meaning specified in Article 9 of the New York UCC.

(b)    The rules of construction specified in Sections 1.03 and 1.04 of the First Lien Credit Agreement also apply to this Agreement, mutatis mutandis.

SECTION 1.02. Other Defined Terms. As used in this Agreement, the following terms have the meanings specified below:
“Account Debtor” means any Person that is or may become obligated to any Gran- tor under, with respect to or on account of an Account, Chattel Paper or General Intangible.

“Agreement” has the meaning assigned to such term in the preamble to this Agreement.

“Agreement States” means those states that have entered into Agreements for Co- operation with the U.S. Nuclear Regulatory Commission the (“NRC”) pursuant to Section 274b of the Atomic Energy Act of 1954, as amended, 42 U.S.C. § 2011 et seq. (the “AEA”). The authority that each Agreement State has been delegated under AEA Section 274b is its Agreement State Authority (“Agreement State Authority”).

“Applicable Nuclear Laws” means the AEA, and any related rules, regulations or administrative decisions of the NRC, including authority exercised by the Agreement States,

pursuant to Agreement State Authority, in each case, to the extent concerning (i) the transfer of direct or indirect ownership or control of a licensee subject to such laws; or (ii) the ability to exercise direct or indirect control of a licensed activity under such laws, as applicable.
“Article 9 Collateral” has the meaning assigned to such term in Section 3.01. “Borrower” has the meaning assigned to such term in the preamble to this Agreement.

“Collateral” means Article 9 Collateral and Pledged Collateral.

“Copyright Security Agreement” means the short-form Copyright Security Agreement substantially in the form of Exhibit II hereto.

“Copyright License” means any written agreement, now or hereafter in effect, granting to any Person any use right under any Copyright now or hereafter owned by any other Person or that such other Person otherwise has the right to license, and all rights of any such Person under any such agreement.

“Copyrights” means, with respect to any Person, all of the following now owned or hereafter acquired by such Person: (a) all copyrights in any work subject to the copyright laws of the United States, whether as author, assignee, transferee or otherwise and (b) all registrations and applications for registration of any such copyrights in the United States, including registrations, supplemental registrations and pending applications for registration in the United States Copyright Office, including, in the case of any Grantor, those set forth next to its name on Schedule III hereto.
“Federal Securities Laws” has the meaning assigned to such term in Section 4.02. “First Lien Collateral Agent” has the meaning assigned to such term in the preamble to this Agreement.

“First Lien Credit Agreement” has the meaning assigned to such term in the pre- amble to this Agreement.

“Grantor Supplement” means an instrument in the form of Exhibit I hereto, or any other form approved by the First Lien Collateral Agent, and in each case reasonably satisfactory to the First Lien Collateral Agent.

“Grantors” means (a) the Borrower, (b) Holdings, (c) each Subsidiary of the Bor- rower identified on Schedule I hereto and (d) each Intermediate Parent or other Subsidiary of Hold- ings that becomes a party to this Agreement as a Grantor on or after the date hereof.

“Holdings” has the meaning assigned to such term in the preamble to this Agree-
ment.

“Intellectual Property” means, with respect to any Person, all intellectual property rights of every kind and nature, whether now or hereafter owned or licensed by any such Person, including such rights in inventions, Patents, Copyrights, Trademarks and Licenses, rights in trade secrets and know-how, rights in domain names, rights in confidential or proprietary technical, business or other information, and rights in software and databases.
“License” means any Patent License, Trademark License or Copyright License. “New York UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York.

“Patent License” means any written agreement, now or hereafter in effect, granting to any Person any right to manufacture, use or sell any invention claimed in a Patent, now or hereafter owned by any other Person or that any other Person now or hereafter otherwise has the right to license, and all rights of any such Person under any such agreement.

“Patent Security Agreement” means the short-form Patent Security Agreement substantially in the form of Exhibit III hereto.

“Patents” means, with respect to any Person, all of the following now owned or hereafter acquired by such Person: all letters patent of the United States and all registrations there- for and all applications for letters patent of the United States, including registrations and pending applications in the United States Patent and Trademark Office, including those listed on Sched- ule III hereto.

“Pledged Collateral” has the meaning assigned to such term in Section 2.01.

“Pledged Debt Securities” has the meaning assigned to such term in Section 2.01.

“Pledged Equity Interests” has the meaning assigned to such term in Section 2.01.

“Pledged Securities” means any promissory notes, stock certificates, unit certificates, limited or unlimited liability membership certificates or other securities (to the extent certificated) now or hereafter included in the Pledged Collateral, including all certificates, instruments or other documents representing or evidencing any Pledged Collateral.

“Security Interest” has the meaning assigned to such term in Section 3.01(a).

“Trademark License” means any written agreement, now or hereafter in effect,granting to any Person any right to use any Trademark now or hereafter owned by any other Person or that any other Person otherwise has the right to license and all rights of any such Person under any such agreement.

“Trademark Security Agreement” means the short-form Trademark Security Agreement substantially in the form of Exhibit IV hereto.
“Trademarks” means, with respect to any Person, all of the following now owned or hereafter acquired by such Person: (a) all trademarks, service marks, trade names, corporate names, company names, trade dress, logos and other similar source identifiers, in each case subject to the trademark laws of the United States now existing or hereafter adopted or acquired, all reg- istrations therefor, and all registrations and applications filed in connection therewith in the United States Patent and Trademark Office, including, in the case of any Grantor, any of the foregoing set forth next to its name on Schedule III hereto and, (b) all goodwill associated with the use of and symbolized by the items in category (a) of this definition.

“UCC” shall mean the New York UCC; provided, however, that, at any time, if by reason of mandatory provisions of law, any or all of the perfection or priority of the First Lien Collateral Agent’s and the Secured Parties’ security interest in any item or portion of the Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as in effect, at such time, in such other jurisdiction for purposes of the provisions hereof relating to such perfection or pri- ority and for purposes of definitions relating to such provisions.

ARTICLE II

Pledge of Securities

SECTION 2.01. Pledge. As security for the payment or performance, as the case may be, in full of the Secured Obligations, each Grantor hereby collaterally assigns and pledges to the First Lien Collateral Agent, its successors and assigns, for the benefit of the Secured Parties, and hereby grants to the First Lien Collateral Agent, its successors and assigns, for the benefit of the Secured Parties, a security interest in, all of such Grantor’s right, title and interest in, to and under:

(a)(i) the Equity Interests owned by such Grantor on the date hereof, including those listed opposite the name of such Grantor on Schedule II hereto, (ii) any other Equity Interests obtained in the future by such Grantor and (iii) the certificates or other instruments representing all such Equity Interests (if any) (collectively, the “Pledged Equity Interests”); provided that the Pledged Equity Interests shall not include any Excluded Equity Interests;

(b)(i) the debt securities owned by such Grantor on the date hereof, including those listed opposite the name of such Grantor on Schedule II hereto, (ii) any debt securities in the future issued to or otherwise acquired by such Grantor and (iii) the promissory notes and any other instruments evidencing all such debt securities (collectively, the “Pledged Debt Securities”); provided that, such Pledged Debt Securities shall not include any Pledged Debt Securities constituting Excluded Assets;

(c)subject to Section 2.05, all payments of principal or interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of, in exchange for or upon the conversion of, and all other Proceeds received in respect of, the securities referred to in clauses (a) and (b) above;

(d)subject to Section 2.05, all rights and privileges of such Grantor with respect to the securities and other property referred to in clauses (a), (b) and (c) above; and

(e)all Proceeds of any of the foregoing to the extent such Proceeds would constitute property referred to in clauses (a) through (d) above (the items referred to in clauses (a) through (e) above being collectively referred to as the “Pledged Collateral”).

Notwithstanding the foregoing, in no event shall the pledge under this Section 2.01 attach to any Excluded Asset.

SECTION 2.02. Delivery of the Pledged Collateral. (a) Each Grantor agrees to deliver or cause to be delivered to the First Lien Collateral Agent (i) on the date such Grantor becomes party to this Agreement, any Pledged Securities owned by such Grantor on such date, and (ii) promptly (and in any event within 45 days after receipt by such Grantor or such longer period agreed to by the First Lien Collateral Agent in its reasonable discretion) after the acquisition thereof, any such Pledged Securities acquired by such Grantor after the date such Grantor becomes party to this Agreement.
(b)Except as otherwise addressed in Section 3.03(b) herein, as promptly as practicable (and in any event within 45 days (or such longer period agreed to by the First Lien Collateral Agent in its reasonable discretion) after the later of (x) receipt thereof by such Grantor or (y) the date such Grantor becomes party to this Agreement (whether on the date hereof or pursuant to Section 5.14)), each Grantor will cause any Indebtedness for borrowed money (including in respect of cash management arrangements) that is owed to such Grantor by any Person in a principal amount of $20,000,000 or more individually to be evidenced by a duly executed promissory note that is pledged and delivered to the First Lien Collateral Agent pursuant to the terms hereof.

(c)Upon delivery to the First Lien Collateral Agent, (i) Pledged Securities shall be accompanied by undated stock or note powers, as applicable, duly executed in blank or other undated instruments of transfer duly executed in blank and reasonably satisfactory to the First Lien Collateral Agent and by such other instruments and documents as the First Lien Collateral Agent may reasonably request and (ii) all other property comprising part of the Pledged Collateral shall be accompanied by undated proper instruments of assignment duly executed in blank by the applicable Grantor and such other instruments and documents as the First Lien

Collateral Agent may reasonably request. Each delivery of Pledged Securities shall be accompanied by a schedule describing such Pledged Securities, which schedule shall be deemed attached to, and shall supplement, Schedule II hereto and be made a part hereof; provided that failure to provide any such schedule hereto shall not affect the validity of such pledge of such Pledged Securities. Each schedule so delivered shall supplement any prior schedules so delivered.

SECTION 2.03. Representations, Warranties and Covenants. The Grantors jointly and severally represent, warrant and covenant to and with the First Lien Collateral Agent, for the benefit of the Secured Parties, that:

(a)as of the date hereof, Schedule II hereto sets forth a true and complete list, with respect to each Grantor, of (i) all the Pledged Equity Interests owned by such Grantor in the Borrower, any Intermediate Parent or any other Subsidiary and the percentage of the issued and outstanding units of each class of the Equity Interests of the issuer thereof represented by the Pledged Equity Interests owned by such Grantor and (ii) all the Pledged Debt Securities owned by such Grantor;

(b)the Pledged Equity Interests and the Pledged Debt Securities have been duly and validly authorized and issued by the issuers thereof and (i) in the case of Pledged Equity Interests, are fully paid and nonassessable and (ii) in the case of Pledged Debt Securities, are legal, valid and binding obligations of the issuers thereof, except to the extent that enforceability of such obligations may be limited by applicable bankruptcy, insolvency, and other similar laws affecting creditor’s rights generally; provided that the foregoing representations, insofar as they relate to the Pledged Collateral issued by a Person other than Holdings, any Intermediate Parent, the Borrower or any Subsidiary, are made to the knowledge of the Grantors;

(c)except for the security interests granted hereunder and under any other First Lien Loan Documents, each of the Grantors (i) is and, subject to any transfers made in compliance with the First Lien Credit Agreement, will continue to be the direct owner, beneficially and of record, of the Pledged Securities indicated on Schedule II hereto as owned by such Grantor,
(ii) holds the same free and clear of all Liens, other than Liens permitted pursuant to Section 6.02 of the First Lien Credit Agreement and transfers made in compliance with the First Lien Credit Agreement, (iii) will make no further assignment, pledge, hypothecation or transfer of, or create or permit to exist any security interest in or other Lien on, the Pledged Collateral, other than Liens permitted pursuant to Section 6.02 of the First Lien Credit Agreement and transfers made in compliance with the First Lien Credit Agreement, and (iv) will use commercially reasonable ef- forts to defend its title or interest thereto or therein against any and all Liens (other than the Liens created by this Agreement and the other First Lien Loan Documents and Liens permitted pursuant to Section 6.02 of the First Lien Credit Agreement), however arising, of all Persons whomsoever;

(d)except for restrictions and limitations imposed or permitted by the First Lien Loan Documents, Applicable Nuclear Laws or securities laws generally, the Pledged Equity Interests and, to the extent issued by Holdings, any Intermediate Parent, the Borrower or any Subsidiary, the Pledged Debt Securities are and will continue to be freely transferable and assignable, and none of the Pledged Equity Interests and, to the extent issued by Holdings, any Intermediate Parent, the Borrower or any Subsidiary, none of the Pledged Debt Securities are or will be subject to any option, right of first refusal, shareholders agreement or Organizational Document provisions of any nature that might prohibit, impair, delay or otherwise affect in any manner adverse to the Secured Parties in any material respect the pledge of such Pledged Collateral hereunder, the sale or disposition thereof pursuant hereto or the exercise by the First Lien Collateral Agent of rights and remedies hereunder;

(e)each of the Grantors has the power and authority to pledge the Pledged Collateral pledged by it hereunder in the manner hereby done or contemplated;

(f)by virtue of the execution and delivery by the Grantors of this Agreement, when any Pledged Securities are delivered to the First Lien Collateral Agent in accordance with this Agreement, the First Lien Collateral Agent will obtain a legal, valid and perfected lien upon and security interest in such Pledged Securities, free of any adverse claims, under the New York UCC to the extent such lien and security interest may be created and perfected under the New York UCC, as security for the payment and performance of the Secured Obligations; and
(g)subject to the terms of this Agreement and to the extent permitted by applicable law, each Grantor hereby agrees that upon the occurrence and during the continuance of an Event of Default, it will comply with the instructions of the First Lien Collateral Agent with respect to the Equity Interests in such Grantor that constitute Pledged Equity Interests hereunder that are not certificated without further consent by the applicable owner or holder of such Equity Interests.

SECTION 2.04. Registration in Nominee Name; Denominations. If an Event of Default shall have occurred and is continuing and the First Lien Collateral Agent shall have notified the Grantors in writing of its intent to exercise such rights, the First Lien Collateral Agent, on behalf of the Secured Parties, shall have the right (in its sole and absolute discretion) to hold the Pledged Securities in the name of the applicable Grantor, endorsed or assigned in blank or in favor of the First Lien Collateral Agent or in its own name as pledgee or in the name of its nominee (as pledgee or as sub-agent), and each Grantor will promptly give to the First Lien Collateral Agent copies of any notices or other communications received by it with respect to Pledged Securities registered in the name of such Grantor. Upon the occurrence and during the continuance of an Event of Default, the First Lien Collateral Agent shall at all times have the right to exchange the certificates representing Pledged Securities for certificates of smaller or larger denominations for any reasonable purpose consistent with this Agreement.

SECTION 2.05. Voting Rights; Dividends and Interest. (a) Unless and until an Event of Default shall have occurred and is continuing and the First Lien Collateral Agent shall have notified the Grantors in writing that their rights under this Section 2.05 are being suspended:

(i)each Grantor shall be entitled to exercise any and all voting and/or other consensual rights and powers inuring to an owner of Pledged Securities or any part thereof for any purpose consistent with the terms of this Agreement, the First Lien Credit Agreement and the other First Lien Loan Documents; provided that such rights and powers shall not be exercised in any manner that could materially and adversely affect the rights inuring to a holder of any Pledged Securities or the rights and remedies of any of the First Lien Administrative Agent or the other Secured Parties under this Agreement or any other First Lien Loan Document or the ability of the Secured Parties to exercise the same, unless such exercise of rights and powers is in connection with an action permitted under the First Lien Credit Agreement;

(ii)the First Lien Collateral Agent shall promptly execute and deliver to each Grantor, or cause to be promptly executed and delivered to such Grantor, all such proxies, powers of attorney and other instruments as such Grantor may reasonably request for the purpose of enabling such Grantor to exercise the voting and/or consensual rights and powers it is entitled to exercise pursuant to paragraph (a)(i) of this Section; and

(iii)each Grantor shall be entitled to receive and retain any and all dividends, interest, principal, premium and other distributions paid on or distributed in respect of the Pledged Securities to the extent and only to the extent that such dividends, interest, principal, premium and other distributions are permitted by, and are otherwise paid or distributed in accordance with, the terms and conditions of the First Lien Credit Agreement, the other First Lien Loan Documents and applicable laws; provided that any noncash dividends, interest, principal, premium or other distributions that would constitute Pledged Equity Interests or Pledged Debt Securities, whether resulting from a subdivision, combination or reclassification of the outstanding Equity Interests in the issuer of any Pledged Securities or received in exchange for Pledged Securities or any part thereof, or in redemption thereof, or as a result of any merger, consolidation, acquisition or other exchange of assets to which such issuer may be a party or otherwise, shall be and become part of the Pledged Collateral and, if received by any Grantor, shall be held in trust for the benefit of the First Lien Administrative Agent and the other Secured Parties and shall be forthwith delivered to the First Lien Collateral Agent in the same form as so received (with any necessary endorsements, stock or note powers and other instruments of transfer reasonably requested by the First Lien Collateral Agent). So long as no Event of Default has occurred and is continuing, the First Lien Collateral Agent shall promptly deliver to each Grantor any Pledged Securities in its possession if requested to be delivered to the issuer thereof in connection with any sale, transfer, disposition, exchange or redemption of such Pledged Securities permitted by the First Lien Credit Agreement in accordance with this Section 2.05(a)(iii), subject to receipt by the First Lien Collateral Agent of a certificate of a Responsible Officer of the Borrower with respect thereto and other documents reason- ably requested by the First Lien Collateral Agent.

(b)Upon the occurrence and during the continuance of an Event of Default, after the First Lien Collateral Agent shall have notified the Grantors of the suspension of their rights under paragraph (a)(iii) of this Section 2.05, all rights of any Grantor to dividends, interest, principal, premium or other distributions that such Grantor is authorized to receive pursuant to paragraph (a)(iii) of this Section 2.05 shall cease, and all such rights shall thereupon become vested in the First Lien Collateral Agent, which shall have the sole and exclusive right and authority to receive and retain such dividends, interest, principal, premium or other distributions; provided that, if and to the extent directed by the Required Lenders, the First Lien Collateral Agent shall have the right from time to time following the occurrence and during the continuance of an Event of Default to permit the Grantors to exercise such rights. All dividends, interest, principal, premium or other distributions received by any Grantor upon the occurrence and during the continuance of an Event of Default contrary to the provisions of this Section 2.05 shall be held for the benefit of the First Lien Collateral Agent and the other Secured Parties and shall be segregated from other property or funds of such Grantor and shall be forthwith delivered to the First Lien Collateral Agent upon demand in the same form as so received (with any necessary endorsements, stock or note powers and other instruments of transfer reasonably requested by the First Lien Collateral Agent). Any and all money and other property paid over to or received by the First Lien Collateral Agent pursuant to the provisions of this paragraph (b) shall be retained by the First Lien Collateral Agent in an account to be established by the First Lien Collateral Agent upon receipt of such money or other property and shall be applied in accordance with the provisions of Section 7.03 of the First Lien Credit Agreement. After all Events of Default have been cured or waived and the Borrower has delivered to the First Lien Collateral Agent a certificate of a Responsible Officer of the Borrower to that effect, the First Lien Collateral Agent shall promptly repay to each Grantor (without interest) all dividends, interest, principal, premium or other distributions that such Grantor would otherwise be permitted to retain pursuant to the terms of paragraph (a)(iii) of this Section
2.05 and that remain in such account.

(c)Upon the occurrence and during the continuance of an Event of Default, after the First Lien Collateral Agent shall have notified the Grantors of the suspension of their rights under paragraph (a)(i) of this Section 2.05, all rights of any Grantor to exercise the voting and consensual rights and powers it is entitled to exercise pursuant to paragraph (a)(i) of this Section 2.05, and the obligations of the First Lien Collateral Agent under paragraph (a)(ii) of this

Section 2.05, shall cease, and all such rights shall thereupon become vested in the First Lien Collateral Agent, which shall have the sole and exclusive right and authority to exercise such voting and consensual rights and powers; provided that, unless otherwise directed by the Required Lenders, the First Lien Collateral Agent shall have the right from time to time following and during the continuance of an Event of Default to permit the Grantors to exercise such rights. After all Events of Default have been cured or waived and the Borrower has delivered to the First Lien Collateral Agent a certificate of a Responsible Officer of the Borrower to that effect, all rights vested in the First Lien Collateral Agent pursuant to this paragraph (c) shall cease, and the Grantors shall have the exclusive right to exercise the voting and consensual rights and powers they would otherwise be entitled to exercise pursuant to paragraph (a)(i) of this Section 2.05.

(d)Any notice given by the First Lien Collateral Agent to the Grantors, as applicable, suspending their rights under paragraph (a) of this Section 2.05 (i) may be given by telephone if promptly confirmed in writing, (ii) may be given with respect to one or more of the Grantors at the same or different times and (iii) may suspend the rights of the Grantors under paragraph (a)(i) or paragraph (a)(iii) in part without suspending all such rights (as specified by the First Lien Collateral Agent in its sole and absolute discretion) and without waiving or otherwise affecting the First Lien Collateral Agent’s rights to give additional notices from time to time suspending other rights; provided that the First Lien Collateral Agent shall only give any such notice if an Event of Default has occurred and is continuing.

SECTION 2.06. Article 8 Opt-In. No Grantor shall take any action to cause any membership interest, partnership interest, or other equity interest of any limited liability company or limited partnership owned or controlled by any Grantor comprising Collateral to be or become a “security” within the meaning of, or to be governed by Article 8 of the UCC as in effect under the laws of any state having jurisdiction and shall not cause or permit any such limited liability company or limited partnership to “opt in” or to take any other action seeking to establish any membership interest, partnership interest or other equity interest of such limited liability company or limited partnership comprising the Collateral as a “security” or to become certificated, in each case, without delivering all certificates evidencing such interest to the First Lien Collateral Agent in accordance with and as required by Section 2.02.

ARTICLE III

Security Interests in Personal Property

SECTION 3.01. Security Interest. (a) As security for the payment or performance, as the case may be, in full of the Secured Obligations, each Grantor hereby grants to the First Lien Collateral Agent, its successors and assigns, for the benefit of the Secured Parties, a security interest (the “Security Interest”) in all of such Grantor’s right, title and interest in, to and under any and all of the following assets now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest, regardless of where located (collectively, the “Article 9 Collateral”):
(i)all Accounts;

(ii)all Chattel Paper;

(iii)all Deposit Accounts;

(iv)all Documents;

(v)all Equipment;

(vi)all General Intangibles, including all Intellectual Property;

(vii)all Instruments;

(viii)all Inventory;

(ix)all other Goods;

(x)all Investment Property;

(xi)all Letter-of-Credit Rights;

(xii)all Commercial Tort Claims specifically described on Schedule IV hereto, as such schedule may be supplemented from time to time pursuant to Section 3.04(c);

(xiii)all books and records pertaining to the Article 9 Collateral; and

(xiv)to the extent not otherwise included, all Proceeds and products of any and all of the foregoing and all Supporting Obligations, collateral security and guarantees given by any Person with respect to any of the foregoing;

provided that in no event shall the Security Interest attach to (A) any Excluded Asset (including any Excluded Equity Interest), or (B) any asset owned by any Grantor that the Borrower and the First Lien Collateral Agent shall have agreed in writing to exclude from being Article 9 Collateral on account of the cost of creating a security interest in such asset hereunder being excessive in view of the benefits to be obtained by the Secured Parties therefrom. It is understood that, to the extent the Security Interest shall not have attached to any such asset as a result of clauses (A) or

(B)above, the term “Article 9 Collateral” shall not include any such asset; provided, however, that Article 9 Collateral shall include any Proceeds, substitutions or replacements of any of the forego- ing (unless such Proceeds, substitutions or replacements would constitute property referred to in clauses (A) or (B)).

(b)Each Grantor hereby irrevocably authorizes the First Lien Collateral Agent for the benefit of the Secured Parties at any time and from time to time to file in any relevant U.S. jurisdiction any financing statements, with respect to the Collateral or any part thereof and amendments thereto that (i) describe the collateral covered thereby in any manner that the First Lien Collateral Agent reasonably determines is necessary or advisable to ensure the perfection of the security interest in the Collateral granted under this Agreement, including indicating the Collateral as “all assets” of such Grantor or words of similar effect, and (ii) contain the information required by Article 9 of the UCC for the filing of any financing statement or amendment, including whether such Grantor is an organization, the type of organization and, if required, any organizational identification number issued to such Grantor. Each Grantor agrees to provide such information to the First Lien Collateral Agent promptly upon request.

The First Lien Collateral Agent is further authorized to file the Copyright Security Agreement, Patent Security Agreement and Trademark Security Agreement with the United States Patent and Trademark Office or United States Copyright Office (or any successor office in the United States, but not any office in any other country), as applicable, and any such additional documents pursuant to Section 3.05(b) as may be reasonably necessary or advisable for the purpose of perfecting, confirming, continuing, enforcing or protecting the Security Interest in Article 9 Collateral consisting of Patents, Trademarks or Copyrights registered or applied-for in the United States, granted by each Grantor and naming any Grantor or the Grantors as debtors and the First Lien Collateral Agent as Secured Party.

(c)The Security Interest and the security interest granted pursuant to Article II are granted as security only and shall not subject the First Lien Collateral Agent or any other Secured Party to, or in any way alter or modify, any obligation or liability of any Grantor with respect to or arising out of the Collateral.

SECTION 3.02. Representations and Warranties. The Grantors jointly and sev- erally represent and warrant to the First Lien Collateral Agent, for the benefit of the Secured Par- ties, that:

(a)each Grantor has good title or valid leasehold interests in the Article 9 Collateral (except for Intellectual Property) with respect to which it has purported to grant a Security Interest hereunder free and clear of any Liens, (i) except for Liens expressly permitted pursuant to Section 6.02 of the First Lien Credit Agreement and (ii) except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or as proposed to be conducted or to utilize such properties for their intended purposes, in each case to the extent the failure to have such good title or valid leasehold interest could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and has full power and authority to grant to the First Lien Collateral Agent, for the benefit of the Secured Parties, the Security Interest in such Article 9 Collateral pursuant hereto and to execute, deliver and perform its obligations in accordance with the terms of this Agreement, without the consent or approval of any other Person other than any consent or approval that has been obtained and except to the extent that failure to obtain or make such consent or approval, as the case may be, individually or in aggregate, could not reasonably be expected to have a Material Adverse Effect;

(b)the Perfection Certificate has been duly prepared, completed and executed and the information set forth therein, including the exact legal name and jurisdiction of organization of each Grantor, is correct and complete in all material respects as of the Effective Date. The UCC financing statements or other appropriate filings, recordings or registrations prepared by the First Lien Collateral Agent based upon the information provided to the First Lien Collateral Agent in the Perfection Certificate for filing in each governmental, municipal or other office specified in Schedule 6 to the Perfection Certificate (or specified by notice from the Bor- rower to the First Lien Collateral Agent after the Effective Date in the case of filings, recordings or registrations required by Section 5.03 or Section 5.12 of the First Lien Credit Agreement), are all the filings, recordings and registrations (other than filings, recordings and registrations, if any, required to be made in the United States Patent and Trademark Office or the United States Copy- right Office in order to perfect the Security Interest in Article 9 Collateral consisting of United States Patents, Trademarks or Copyrights) that are necessary to establish a legal, valid and perfected security interest in favor of the First Lien Collateral Agent, for the benefit of the Secured Parties, in respect of all Article 9 Collateral in which the Security Interest may be perfected by filing, recording or registration in the United States, and as of the date hereof, no further or subsequent filing, refiling, recording, rerecording, registration or reregistration is necessary, except as provided under applicable law with respect to the filing of continuation statements (other than such actions as are necessary to perfect the Security Interest with respect to any Article 9 Collateral consisting of registered or applied-for Patents, Trademarks and Copyrights filed, acquired or developed by a Grantor after the date hereof). The Grantors represent and warrant that, if applicable, a fully executed Patent Security Agreement, Trademark Security Agreement and Copyright Security Agreement, in each case containing a list of the Article 9 Collateral consisting of United States registered Patents, United States registered Trademarks and United States registered Copyrights (and applications for any of the foregoing), as applicable, and executed by each Grantor owning any such Article 9 Collateral, have been delivered to the First Lien Collateral Agent for recording with the United States Patent and Trademark Office or the United States Copyright Office, as applicable, to establish a legal, valid and perfected security interest in favor of the First Lien Collateral Agent, for the benefit of the Secured Parties, in respect of all Article 9 Collateral consisting of registered and applied-for Patents, Trademarks and Copyrights in which a security interest may be perfected by filing, recording or registration in the United States Patent and Trade- mark Office or the United States Copyright Office, as applicable, and no further or subsequent filing, refiling, recording, rerecording, registration or reregistration is necessary (other than (i) the UCC financing and continuation statements contemplated in this Section 3.02(b), and (ii) such filings and actions as are necessary to perfect the Security Interest with respect to any Article 9 Collateral consisting of registered or applied-for Patents, Trademarks and Copyrights acquired or developed by any Grantor after the date hereof);

(c)the Security Interest constitutes (i) a legal and valid security interest in all the Article 9 Collateral securing the payment and performance of the Secured Obligations, and
(ii) subject to the filings described in paragraph (b) of this Section 3.02 (including payment of applicable fees in connection therewith), a perfected security interest in all Article 9 Collateral in which a security interest may be perfected by filing, recording or registering a financing statement or analogous document in the applicable jurisdiction in the United States pursuant to the UCC, and
(iii) subject to the filings described in paragraph (b) of this Section 3.02, a perfected security interest in all Article 9 Collateral in which a security interest may be perfected upon the receipt and recording of a Patent Security Agreement, a Trademark Security Agreement or a Copyright Security Agreement with the United States Patent and Trademark Office or the United States Copyright Office, as applicable. The Security Interest is and shall be prior to any other Lien on any of the Article 9 Collateral, other than Liens permitted pursuant to Section 6.02 of the First Lien Credit Agreement;

(d)as of the Effective Date, Schedule III hereto sets forth a true and complete list, with respect to each Grantor, of (i) all of such Grantor’s Patents and Trademarks applied for or issued or registered with the United States Patent and Trademark Office, including the name of the registered owner or applicant and the registration, application, or publication number, as applicable, of each such Patent or Trademark and (ii) all of such Grantor’s Copyrights applied for or registered with the United States Copyright Office, including the name of the registered owner and the registration number of each such Copyright; and

(e)none of the Grantors has filed or consented to (i) the filing of any financing statement or analogous document, in each case with respect to a Lien, under the UCC or any other applicable laws covering any Article 9 Collateral, or (ii) any assignment in which any Grantor assigns any Article 9 Collateral or any security agreement or similar instrument covering any Article 9 Collateral with the United States Patent and Trademark Office or the United States Copy- right Office, except, in each case, for Liens expressly permitted pursuant to Section 6.02 of the First Lien Credit Agreement.

SECTION 3.03. Covenants. (a) Each Grantor shall, at its own expense, take any and all commercially reasonable actions necessary to (i) defend title to the Article 9 Collateral (other than Intellectual Property, which is governed by Section 3.05) against all Persons, except with respect to Article 9 Collateral that such Grantor determines in its reasonable business judgment is no longer necessary or beneficial to the conduct of such Grantor’s business, and (ii) defend the Security Interest of the First Lien Collateral Agent in the Article 9 Collateral and the priority thereof against any Lien, in each case subject to (w) the terms of any applicable intercreditor agreement contemplated by the First Lien Credit Agreement, (x) Liens permitted pursuant to Section 6.02 of the First Lien Credit Agreement, (y) transfers made in compliance with the First Lien Credit Agreement and (z) the rights of such Grantor under Section 9.14 of the First Lien Credit Agreement and corresponding provisions of the Security Documents to obtain a release of the Liens created under the Security Documents.

(b)Each Grantor agrees, at its own expense, to execute, acknowledge, deliver and cause to be duly filed all such further instruments and documents and take all such actions as the First Lien Collateral Agent may from time to time reasonably request to obtain, preserve, protect and perfect the Security Interest and the rights and remedies created hereby, including the payment of any reasonable and documented or invoiced out-of-pocket fees and Taxes required in connection with the execution and delivery of this Agreement, the granting of the Security Interest and the filing of any financing statements or other documents in connection herewith or therewith; provided, however, that with respect to Intellectual Property, Grantors shall have no obligation, subject to Section 3.05(a) hereunder, to file any document or undertake any actions outside the United States or pursuant to any laws other than the laws of the United States. If any amount payable to any Grantor under or in connection with any of the Article 9 Collateral shall be or become evidenced by any promissory note (which may be a global note) or other instrument (other than any promissory note or other instrument in an aggregate principal amount of less than
$20,000,000 owed to the applicable Grantor by any Person), such note or instrument shall be promptly delivered (but in any event within 45 days of receipt by such Grantor or such longer period as the First Lien Collateral Agent may agree in its reasonable discretion) to the First Lien Collateral Agent, for the benefit of the Secured Parties, together with an undated instrument of transfer duly executed in blank and in a manner reasonably satisfactory to the First Lien Collateral Agent.

(c)At its option, the First Lien Collateral Agent may, with three (3) Business Day’s prior written notice to the Borrower, discharge past due taxes, assessments, charges, fees, Liens, security interests or other encumbrances at any time levied or placed on the Article 9 Collateral and not permitted pursuant to Section 6.02 of the First Lien Credit Agreement, and may pay for the maintenance and preservation of the Article 9 Collateral to the extent any Grantor fails to do so as required by the First Lien Credit Agreement, this Agreement or any other First Lien Loan Document and within a reasonable period of time after the First Lien Collateral Agent has requested that it do so, and each Grantor jointly and severally agrees to reimburse the First Lien Collateral Agent, within 10 days after demand, for any reasonable payment made or expense incurred by the First Lien Collateral Agent pursuant to the foregoing authorization in accordance with Section 5.03(a) hereunder; provided that nothing in this paragraph shall be interpreted as excusing any Grantor from the performance of, or imposing any obligation on the First Lien Collateral Agent or any Secured Party to cure or perform, any covenants or other promises of any Grantor with respect to taxes, assessments, charges, fees, Liens, security interests or other encumbrances and maintenance as set forth herein or in the other First Lien Loan Documents.

(d)Each Grantor shall remain liable, as between such Grantor and the relevant counterparty under each contract, agreement or instrument relating to the Article 9 Collateral, to observe and perform all the conditions and obligations to be observed and performed by it under such contract, agreement or instrument, all in accordance with the terms and conditions thereof, and each Grantor jointly and severally agrees to indemnify and hold harmless the First Lien Collateral Agent and the other Secured Parties from and against any and all liability for such performance.

(e)Notwithstanding anything herein to the contrary, it is understood that no Grantor shall be required by this Agreement to better assure, preserve, protect or perfect the Secu- rity Interest created hereunder by any means other than (i) filings (including financing statements) pursuant to the UCC in the office of the Secretary of State (or similar central filing office) of the relevant states or other jurisdictions, (ii) filings with the United States Patent and Trademark Office or United States Copyright Office (or any successor office), in respect of registered or applied-for Patents, Trademarks or Copyrights, (iii) in the case of Collateral that constitutes Pledged Securities, Instruments, certificated securities (in each case not credited to a Securities Account), Tangible Chattel Paper or Negotiable Documents (other than those Instruments or Negotiable Documents held in the ordinary course of business), delivery thereof to the First Lien Collateral Agent in accordance with the terms hereof (together with, where applicable, undated stock or note powers or other undated proper instruments of assignment) and (iv) other actions to the extent required by Section 3.03(b) (solely with respect to the second sentence thereof) or Section 3.04 hereunder. No Grantor shall be required to (i) complete any filings or other action with respect to the better assurance, preservation, protection or perfection of the security interests created hereby in any jurisdiction outside of the United States or enter into any security document governed by the laws of a jurisdiction other than the United States, or to reimburse the First Lien Administrative Agent for any costs incurred in connection with the same or (ii) deliver control agreements with respect to, or confer perfection by “control” over, any Deposit Accounts, Securities Accounts or Com- modify Accounts.

(f)In the event that any Grantor at any time or times shall fail to obtain or maintain any of the policies of insurance required under Section 5.07 of the First Lien Credit Agreement or to pay any premium in whole or part relating thereto, the First Lien Collateral Agent may, without waiving or releasing any obligation or liability of the Grantors hereunder or any Default or Event of Default, in its sole discretion, obtain and maintain such policies of insurance and pay such premium and take any other actions with respect thereto as the First Lien Collateral Agent reasonably deems advisable. All sums disbursed by the First Lien Collateral Agent in connection with this paragraph, including reasonable out-of-pocket attorneys’ fees, court costs, expenses and other charges relating thereto, shall be payable, within 10 days of demand, by the Grantors to the First Lien Collateral Agent and shall be additional Secured Obligations secured hereby.

SECTION 3.04. Other Actions. In order to further insure the attachment, perfec- tion and priority of, and the ability of the First Lien Collateral Agent to enforce, the Security Interest, each Grantor agrees, in each case at such Grantor’s own expense, to take the following actions with respect to the following Article 9 Collateral:

(a)Instruments. If any Grantor shall at any time hold or acquire any Instruments (other than Instruments with a face amount of less than $20,000,000 individually and other than checks to be deposited in the ordinary course of business), such Grantor shall promptly (but in any event within 45 days of receipt by such Grantor or such longer period as the First Lien Collateral Agent may agree in its reasonable discretion) endorse, assign and deliver the same to the First Lien Collateral Agent, accompanied by such undated instruments of transfer or assignment duly executed in blank as the First Lien Collateral Agent may from time to time reasonably request.

(b)Investment Property. Except to the extent otherwise provided in Article II, if any Grantor shall at any time hold or acquire any certificated securities (other than certificated securities with a value of less than $20,000,000 individually), such Grantor shall forthwith endorse, assign and deliver the same to the First Lien Collateral Agent, accompanied by such undated instruments of transfer or assignment duly executed in blank as the First Lien Collateral Agent may from time to time reasonably request.
(c)Commercial Tort Claims. If any Grantor shall at any time hold or acquire a Commercial Tort Claim (in respect of which a complaint or counterclaim has been filed by or on behalf of such Grantor) seeking damages in an amount reasonably estimated to exceed
$20,000,000, such Grantor shall promptly notify the First Lien Collateral Agent thereof in a writing signed by such Grantor, including a summary description of such claim, and Schedule IV hereto shall be deemed to be supplemented to include such description of such Commercial Tort Claim as set forth in such writing.

SECTION 3.05. Covenants Regarding Patent, Trademark and Copyright Collat- eral. (a) Except to the extent a failure to act under this Section 3.05(a) could not reasonably be expected to have a Material Adverse Effect of the type referred to in clause (a) or (b) of the definition of such term in the First Lien Credit Agreement, with respect to the registration or pending application of each item of its Intellectual Property for which such Grantor has standing and ability to do so, each Grantor agrees to take commercially reasonable steps to (i) maintain the validity and enforceability of any United States registered Intellectual Property (or applications therefor) that is material to the conduct of such Grantor’s business and to maintain such registrations and applications of such Intellectual Property in full force and effect and (ii) pursue the registration and maintenance of each patent, trademark or copyright registration or application included in the Intellectual Property of such Grantor that is material to the conduct of such Grantor’s business. Grantor shall take commercially reasonable steps to defend title to and ownership of any Intellectual Property that is owned by such Grantor and is material to the conduct of such Grantor’s business. Notwithstanding the foregoing, nothing in this Section 3.05 shall prevent any Grantor from disposing of, discontinuing the use or maintenance of, abandoning, failing to pursue or enforce or otherwise allowing to lapse, terminate, be invalidated or put into the public domain any of its registered or applied-for Intellectual Property that is no longer used or useful, or economically practicable to maintain, or if such Grantor determines in its reasonable business judgment that such discontinuance or such other action is desirable in the conduct of its business.

(b)Each Grantor agrees that, should it obtain an ownership or other interest in any Intellectual Property after the Effective Date (i) the provisions of this Agreement shall automatically apply thereto and (ii) any such Intellectual Property shall automatically become Intellectual Property subject to the terms and conditions of this Agreement, except, with respect to each of (i) and (ii) above, if such Intellectual Property is acquired under a license from a third party under which a security interest would not be permitted. For the avoidance of doubt, a security interest shall not be granted in any Intellectual Property that constitutes an Excluded Asset.

(c)Each Grantor, either itself or through any agent, employee, licensee or de- signee, shall (i) whenever a certificate is delivered or required to be delivered pursuant to Section 5.03(b) of the First Lien Credit Agreement, deliver to the First Lien Collateral Agent a schedule setting forth all of such Grantor’s registered and applied-for Patents, Trademarks and Copyrights that are not listed on Schedule III hereto or on a schedule previously provided to the First Lien Collateral Agent pursuant to this Section 3.05(c), and (ii) within a reasonable time following the request of the First Lien Collateral Agent, but in any event, not more than three times per fiscal year, execute and deliver a Patent Security Agreement, Trademark Security Agreement or Copy- right Security Agreement, as applicable, or an amendment to a pre-existing Patent Security Agreement, Trademark Security Agreement or Copyright Security Agreement, as applicable, in respect of such Patents, Trademarks and Copyrights.

ARTICLE IV

Remedies

SECTION 4.01. Remedies upon Default. Upon the occurrence and during the continuance of an Event of Default, each Grantor agrees to deliver, on demand, each item of Col- lateral to the First Lien Collateral Agent or any Person designated by the First Lien Collateral Agent, and it is agreed that the First Lien Collateral Agent shall have the right subject to Applicable Nuclear Laws to take any of or all the following actions at the same or different times: (a) with respect to any Article 9 Collateral consisting of Intellectual Property, on demand, to cause the Security Interest to become an assignment, transfer and conveyance of any of or all such Article 9 Collateral by the applicable Grantors to the First Lien Collateral Agent, for the benefit of the Se- cured Parties, or to license, whether on an exclusive or nonexclusive basis, any such Article 9 Collateral throughout the world on such terms and conditions and in such manner as the First Lien Collateral Agent shall determine (other than in violation of any then-existing licensing arrangements or other agreement to the extent that waivers cannot be obtained), but in any event, on a revocable basis under terms whereby such license should terminate immediately upon cure of an Event of Default in connection with exercise of its remedies hereunder, and (b) with or without legal process and with or without prior notice or demand for performance, to take possession of the Article 9 Collateral and the Pledged Collateral and without liability for trespass to enter any premises where the Article 9 Collateral or the Pledged Collateral may be located for the purpose of taking possession of or removing the Article 9 Collateral and the Pledged Collateral and, generally, to exercise any and all rights afforded to a secured party under the UCC or other applicable law. Without limiting the generality of the foregoing, each Grantor agrees that the First Lien Collateral Agent shall have the right, subject to the mandatory requirements of applicable law and the notice requirements described below, to sell or otherwise dispose of all or any part of the Col- lateral at a public or private sale or at any broker’s board or on any securities exchange, for cash, upon credit or for future delivery as the First Lien Collateral Agent shall deem appropriate. The First Lien Collateral Agent shall be authorized at any such sale of securities (if it deems it advisable to do so) to restrict the prospective bidders or purchasers to Persons who will represent and agree that they are purchasing the Collateral for their own account for investment and not with a view to the distribution or sale thereof, and upon consummation of any such sale the First Lien Collateral Agent shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold. Each such purchaser at any sale of Collateral shall hold the property sold absolutely free from any claim or right on the part of any Grantor, and each Grantor hereby waives (to the extent permitted by law) all rights of redemption, stay and appraisal that such Grantor now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.

The First Lien Collateral Agent shall give the applicable Grantors no less than 10 days’ prior written notice (which each Grantor agrees is reasonable notice within the meaning of Section 9-611 of the New York UCC or its equivalent in other jurisdictions) of the First Lien Collateral Agent’s intention to make any sale of Collateral. Such notice, in the case of a public sale, shall state the time and place for such sale and, in the case of a sale at a broker’s board or on a securities exchange, shall state the board or exchange at which such sale is to be made and the day on which the Collateral or portion thereof, will first be offered for sale at such board or ex- change. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the First Lien Collateral Agent may fix and state in the notice (if any) of such sale. At any such sale, the Collateral, or portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as the First Lien Collateral Agent may (in its sole and absolute discretion) determine. The First Lien Collateral Agent shall not be obligated to make any sale of any Collateral if it shall determine not to do so, regardless of the fact that notice of sale of such Collateral shall have been given. The First Lien Collateral Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. In case any sale of all or any part of the Collateral is made on credit or for future delivery, the Collateral so sold may be retained by the First Lien Collateral Agent until the sale price is paid by the purchaser or purchasers thereof, but the First Lien Collateral Agent and the other Secured Parties shall not incur any liability in case any such purchaser or purchasers shall fail to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may be sold again upon like notice. At any public (or, to the extent permitted by law, private) sale made pursuant to this Agreement, any Secured Party may bid for or purchase, free (to the extent permitted by law) from any right of redemption, stay, valuation or appraisal on the part of any Grantor (all said rights being also hereby waived and released to the extent permitted by law), the Collateral or any part thereof offered for sale and may make payment on account thereof by using any claim then due and payable to such Secured Party from any Grantor as a credit against the purchase price, and such Secured Party may, upon compliance with the terms of sale, hold, retain and dispose of such property without further accountability to any Grantor therefor. For purposes hereof, a written agreement to purchase the Collateral or any portion thereof shall be treated as a sale thereof; the First Lien Collateral Agent shall be free to carry out such sale pursuant to such agreement and no Grantor shall be entitled to the return of the Collateral or any portion thereof subject thereto, notwithstanding the fact that after the First Lien Collateral Agent shall have entered into such an agreement all Events of Default shall have been remedied and the Secured Obligations paid in full. As an alternative to exercising the power of sale herein conferred upon it, the First Lien Collateral Agent may proceed by a suit or suits at law or in equity to foreclose this Agreement and to sell the Collateral or any portion thereof pur- suant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court-appointed receiver. Any sale pursuant to the provisions of this Section 4.01 shall be deemed to conform to the commercial reasonableness standards as provided in Sec- tion 9-610(b) of the New York UCC or its equivalent in other jurisdictions.

SECTION 4.02. Securities Act. In view of the position of the Grantors in relation to the Pledged Collateral, or because of other current or future circumstances, a question may arise under the Securities Act of 1933, as now or hereafter in effect, or any similar statute hereafter enacted analogous in purpose or effect (such act and any such similar statute as from time to time in effect being called the “Federal Securities Laws”) with respect to any disposition of the Pledged Collateral permitted hereunder. Each Grantor understands that compliance with the Federal Securities Laws might very strictly limit the course of conduct of the First Lien Collateral Agent if the First Lien Collateral Agent were to attempt to dispose of all or any part of the Pledged Collateral, and might also limit the extent to which or the manner in which any subsequent transferee of any Pledged Collateral could dispose of the same. Similarly, there may be other legal restrictions or limitations affecting the First Lien Collateral Agent in any attempt to dispose of all or part of the Pledged Collateral under applicable blue sky or other state securities laws or similar laws analogous in purpose or effect. Each Grantor recognizes that in light of such restrictions and limitations the First Lien Collateral Agent may, with respect to any sale of the Pledged Collateral, limit the purchasers to those who will agree, among other things, to acquire such Pledged Collateral for their own account, for investment and not with a view to the distribution or resale thereof. Each Grantor acknowledges and agrees that in light of such restrictions and limitations, the First Lien Collateral Agent, in its sole and absolute discretion, (a) may proceed to make such a sale whether or not a registration statement for the purpose of registering such Pledged Collateral or part thereof shall have been filed under the Federal Securities Laws to the extent the First Lien Collateral Agent has determined that such a registration is not required by any Requirements of Law and (b) may approach and negotiate with a limited number of potential purchasers (including a single potential purchaser) to effect such sale. Each Grantor acknowledges and agrees that any such sale might result in prices and other terms less favorable to the seller than if such sale were a public sale without such restrictions. In the event of any such sale, the First Lien Collateral Agent and the other Secured Parties shall incur no responsibility or liability for selling all or any part of the Pledged Collateral at a price that the First Lien Collateral Agent, in its sole and absolute discretion, may in good faith deem reasonable under the circumstances, notwithstanding the possibility that a substantially higher price might have been realized if the sale were deferred until after registration as aforesaid or if more than a limited number of purchasers (or a single purchaser) were ap- proached. The provisions of this Section 4.02 will apply notwithstanding the existence of a public or private market upon which the quotations or sales prices may exceed substantially the price at which the First Lien Collateral Agent sells.

SECTION 4.03. Grant of License to Use Intellectual Property. For the exclusive purpose of enabling the First Lien Collateral Agent to exercise rights and remedies under this Agreement at such time as the First Lien Collateral Agent shall be lawfully entitled to exercise such rights and remedies, each Grantor shall, upon prior written request by the First Lien Collateral Agent at any time during the continuance of an Event of Default, grant to the First Lien Collateral Agent a nonexclusive, non-transferable irrevocable, royalty-free, limited license (until the termination or cure of the Event of Default) to use any of the Collateral consisting of Intellectual Property now owned or hereafter acquired by such Grantor, and wherever the same may be located, and including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof; provided, however, that nothing in this Section 4.03 shall require Grantors to grant any license that is prohibited by any rule of law, statute or regulation, or is prohibited by, or constitutes a breach or default under or results in the termination of any contract, license, agreement, instrument or other document with respect to such Intellectual Property, or gives any third party any right of acceleration, modification, termination or cancellation in any such document, or otherwise unreasonably prejudices the value of such Intellectual Property to the relevant Grantor; provided further that such licenses to be granted hereunder with respect to Trademarks shall be subject to the First Lien Collateral Agent’s maintenance of quality standards with respect to the goods and services on which such Trademarks are used sufficient to preserve the validity of such Trademarks. For the avoidance of doubt, the use of such license by the First Lien Collateral Agent may be exercised solely during the continuation of an Event of Default and upon termination of the Event of Default; such license to the Intellectual Property shall automatically and immediately terminate and any Intellectual Property in the possession of the First Lien Collateral Agent shall be returned to such Grantor.

ARTICLE V

Miscellaneous

SECTION 5.01. Notices. All communications and notices hereunder shall (ex- cept as otherwise expressly permitted herein) be in writing and given as provided in Section 9.01 of the First Lien Credit Agreement. All communications and notices hereunder to any Grantor shall be given to it in care of Holdings as provided in Section 9.01 of the First Lien Credit Agreement.

SECTION 5.02. Waivers; Amendment. (a) No failure or delay by the First Lien Collateral Agent or any other Secured Party in exercising any right or power hereunder or under any other First Lien Loan Document shall operate as a waiver thereof nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the First Lien Collateral Agent and the Secured Parties hereunder and under the other First Lien Loan Documents are cumulative and are not exclusive of any rights or remedies that the First Lien Collateral Agent or the other Secured Parties would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by para- graph (b) of this Section 5.02, and then such waiver or consent shall be effective only in the spe- cific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan shall not be construed as a waiver of any Default hereunder, regardless of whether the First Lien Collateral Agent or any other Secured Party may have had notice or knowledge of such Default at the time. No notice or demand on any Loan Party in any case shall entitle any Loan Party to any other or further notice or demand in similar or other circumstances.

(b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the First Lien Collateral Agent and the Grantor or Grantors with respect to which such waiver, amendment or modification is to apply, subject to any consent required in accordance with Section 9.02 of the First Lien Credit Agreement; provided that the First Lien Collateral Agent may, without the consent of any other Secured Party, consent to a departure by any Grantor from any covenant of such Grantor set forth herein to the extent such departure is consistent with the authority of the First Lien Collateral Agent set forth in the definition of the term “Collateral and Guarantee Requirement” in the First Lien Credit Agreement.

SECTION 5.03. First Lien Collateral Agent’s Fees and Expenses; Indemnifica- tion. (a) Each Grantor, jointly with the other Grantors and severally, agrees to reimburse the First Lien Collateral Agent for its reasonable and documented or invoiced out-of-pocket fees and expenses incurred hereunder as provided in Section 9.03(a) of the First Lien Credit Agreement;

pro- vided that each reference therein to the “Borrower” shall be deemed to be a reference to “each Grantor” and each reference therein to the “First Lien Administrative Agent” shall be deemed to be a reference to the “First Lien Collateral Agent.”

(b)Without limitation of its indemnification obligations under the other First Lien Loan Documents, each Grantor, jointly with the other Grantors and severally, agrees to indemnify the First Lien Collateral Agent and the other Indemnitees against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and reasonable and documented or invoiced out-of-pocket fees and expenses of one primary counsel and one local counsel in each relevant jurisdiction (and, in the case of a conflict of interest, where the Indemnitee affected by such conflict notifies the Borrower of the existence of such conflict and thereafter retains its own counsel, one additional counsel) for all Indemnitees (which may include a single special counsel acting in multiple jurisdictions), incurred by or asserted against any Indemnitee by any third party or by Holdings, any Intermediate Parent, the Borrower or any Subsidiary arising out of, in connection with, or as a result of, the execution, delivery or performance of this Agreement or any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether brought by a third party or by Holdings, any Intermediate Parent, the Bor- rower or any Subsidiary and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities, costs or related expenses (x) resulted from the gross negligence, bad faith or willful misconduct of such Indemnitee or its Related Parties (as determined by a court of competent jurisdiction in a final and non-appealable judgment), (y) resulted from a material breach of the First Lien Loan Documents by such Indemnitee or its Related Parties (as determined by a court of competent jurisdiction in a final and non-appealable judgment) or (z) arise from disputes between or among Indemnitees (other than disputes involving claims against the First Lien Administrative Agent, the First Lien Collateral Agent or the Joint Lead Arrangers, in each case, in their respective capacities) that do not involve an act or omission by Holdings, any Intermediate Parent, the Bor- rower or any Subsidiary.
(c)To the fullest extent permitted by applicable law, no Grantor shall assert, and each Grantor hereby waives, any claim against any Indemnitee (i) for any direct or actual damages arising from the use by unintended recipients of information or other materials distributed to such unintended recipients by such Indemnitee through telecommunications, electronic or other information transmission systems (including the Internet) in connection with this Agreement or the other First Lien Loan Documents or the transactions contemplated hereby or thereby; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such direct or actual damages are determined by a court of competent jurisdiction in a final and non-appealable judgment to have resulted from the gross negligence, bad faith or willful misconduct of, or a ma- terial breach of the First Lien Loan Documents by, such Indemnitee or its Related Parties, or (ii) on any theory of liability, for special, indirect, consequential, incidental, exemplary or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of this Agreement, any First Lien Loan Document or any agreement or instrument contemplated hereby or thereby, the Transactions, any Loan or the use of the proceeds thereof.

(d)The provisions of this Section 5.03 shall remain operative and in full force and effect regardless of the termination of this Agreement or any other First Lien Loan Document, the consummation of the transactions contemplated hereby or thereby, the repayment of any of the Secured Obligations, the invalidity or unenforceability of any term or provision of this Agreement or any other First Lien Loan Document, or any investigation made by or on behalf of any Secured Party. All amounts due under this Section 5.03 shall be payable not later than 10 Business Days after written demand therefor; provided, however, any Indemnitee shall promptly refund an indemnification payment received hereunder to the extent that there is a final judicial determination that such Indemnitee was not entitled to indemnification with respect to such payment pursuant to this Section 5.03. Any such amounts payable as provided hereunder shall be additional Secured Obligations.

SECTION 5.04. Successors and Assigns. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and assigns of such party, and all covenants, promises and agreements by or on behalf of any Grantor or the First Lien Collateral Agent that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns.

SECTION 5.05. Survival of Agreement. All covenants, agreements, representa- tions and warranties made by the Loan Parties in this Agreement or any other First Lien Loan Document and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other First Lien Loan Document shall be considered to have been relied upon by the Secured Parties and shall survive the execution and delivery of the First Lien Loan Documents and the making of any Loans, regardless of any investigation made by or on behalf of any Secured Party and notwithstanding that the First Lien Collateral Agent, First Lien Adminis- trative Agent, any Lender or any other Secured Party may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended under the First Lien Credit Agreement or any other First Lien Loan Document, and shall continue in full force and effect until the Termination Date has occurred, in each case, in accordance with and subject to the limitations set forth in Section 9.05 of the First Lien Credit Agreement.

SECTION 5.06. Counterparts; Effectiveness; Several Agreement. This Agree- ment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract. Delivery of an executed signature page to this Agreement by facsimile or other electronic transmission shall be effective as delivery of a manually signed counterpart of this Agreement. The words “execution,” “signed,” “signature” and words of like import in this Agree- ment shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act or any other similar state laws based on the Uniform Electronic Transactions Act. This Agreement shall become effective as to any Grantor when a counterpart hereof executed on behalf of such Grantor shall have been delivered to the First Lien Collateral Agent and a counterpart hereof shall have been executed on behalf of the First Lien Collateral Agent, and thereafter shall be binding upon such Grantor and the First Lien Collateral Agent and their respective permitted successors and assigns, and shall inure to the benefit of such Grantor, the First Lien Collateral Agentand the other Secured Parties and their respective successors and assigns, except that no Grantor shall have the right to assign or transfer its rights or obligations hereunder or any interest herein (and any such assignment or transfer shall be void) except as expressly provided in this Agreement and the First Lien Credit Agreement. This Agreement shall be construed as a separate agreement with respect to each Gran- tor and may be amended, modified, supplemented, waived or released with respect to any Grantor without the approval of any other Grantor and without affecting the obligations of any other Gran- tor hereunder.

SECTION 5.07. Severability. Any provision of this Agreement held to be inva- lid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

SECTION 5.08. Right of Set-off. If an Event of Default under the First Lien Credit Agreement shall have occurred and be continuing, each Lender and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender or any such Affiliate to or for the credit or the account of any Grantor against any of and all the obligations of such Grantor then due and owing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although (i) such obligations may be contingent or unmatured and (ii) such obligations are owed to a branch or office of such Lender different from the branch or office holding such deposit or obligated on such Indebtedness. The applicable Lender shall notify the applicable Grantor and the First Lien Collateral Agent of such setoff and application; provided that any failure to give or any delay in giving such notice shall not affect the validity of any such setoff and application under this Section 5.08. The rights of each Lender and their respective Affiliates under this Section 5.08 are in addition to other rights and remedies (including other rights of setoff) that such Lender and their respective Affiliates may have.

SECTION 5.09. Governing Law; Jurisdiction; Consent to Service of Process; Appointment of Service of Process Agent. (a) This Agreement shall be construed in accordance with and governed by the laws of the State of New York.

(b)Each party hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the First Lien Collateral Agent, the First Lien Administrative Agent or any Lender may otherwise have to bring any action or proceeding relating to this Agreement against any Grantor or its respective properties in the courts of any jurisdiction.

(c)Each party hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d)Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 5.01. Nothing in any this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

(e)Each Grantor hereby irrevocably designates, appoints and empowers the Borrower as its designee, appointee and agent to receive, accept and acknowledge for and on its behalf, and in respect of its property, service of any and all legal process, summons, notices and documents that may be served in any such action or proceeding and the Borrower hereby accepts such designation and appointment.

SECTION 5.10. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER FIRST LIEN LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO

REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND
(B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 5.10.
SECTION 5.11. Headings. Article and Section headings and the Table of Con- tents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or to be taken into consideration in interpreting, this Agreement.

SECTION 5.12. Security Interest Absolute. All rights of the First Lien Collateral Agent hereunder, the Security Interest, the grant of a security interest in the Pledged Collateral and all obligations of each Grantor hereunder shall be absolute and unconditional irrespective of
(a) any lack of validity or enforceability of the First Lien Credit Agreement, any other First Lien Loan Document, any agreement with respect to any of the Secured Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from the First Lien Credit Agreement, any other First Lien Loan Document or any other agreement or instrument, (c) any exchange, release or non- perfection of any Lien on other collateral, or any release or amendment or waiver of or consent under or departure from any guarantee securing or guaranteeing all or any of the Secured Obliga- tions or (d) any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Grantor in respect of the Secured Obligations or this Agreement.
SECTION 5.13. Termination or Release. (a) This Agreement, the Security Inter- est and all other security interests granted hereby shall terminate automatically upon the occurrence of the Termination Date.

(b)The Security Interest and all other security interests granted hereby shall also automatically terminate and be released at the time or times and in the manner set forth in Section 9.14 of the First Lien Credit Agreement.

(c)In connection with any termination or release pursuant to paragraph (a) or
(b) of this Section, the First Lien Collateral Agent shall execute and deliver to any Loan Party, at such Loan Party’s expense, all documents that such Loan Party shall reasonably request to evidence such termination or release so long as the applicable Loan Party shall have provided the First Lien Collateral Agent such certifications or documents as the First Lien Collateral Agent shall reasonably request in order to demonstrate compliance with this Section 5.13. Any execution and delivery of documents by the First Lien Collateral Agent pursuant to this Section shall be without recourse to or warranty by the First Lien Collateral Agent or any other Secured Party.

SECTION 5.14. Additional Subsidiaries. The Grantors shall cause, consistent with the First Lien Credit Agreement, each Intermediate Parent and each Restricted Subsidiary that is not an Excluded Subsidiary, or to the extent reasonably acceptable to the First Lien Collateral Agent, any other Restricted Subsidiary that the Borrower, at its option, elects to become a Grantor, to execute and deliver to the First Lien Collateral Agent a Grantor Supplement and a Perfection Certificate (or a supplement thereof) regarding such Intermediate Parent or Restricted Subsidiary within the time period provided in Section 5.11 of the First Lien Credit Agreement. Upon execution and delivery of such documents to the First Lien Collateral Agent, any such Intermediate Parent or Subsidiary shall become a Grantor, as applicable, hereunder with the same force and effect as if originally named as such herein. The execution and delivery of any such instrument or document shall not require the consent of any other Grantor hereunder. The rights and obligations of each Grantor hereunder shall remain in full force and effect notwithstanding the addition of any new Grantor as a party to this Agreement.

SECTION 5.15. First Lien Collateral Agent Appointed Attorney-in-Fact. Each Grantor hereby makes, constitutes and appoints the First Lien Collateral Agent (and all officers, employees or agents designated by the First Lien Collateral Agent) the attorney-in-fact of such Grantor for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instrument that the First Lien Collateral Agent may deem necessary or advisable to accomplish the purposes hereof at any time after and during the continuance of an Event of Default, which appointment is irrevocable (until termination of this Agreement in accordance with Section 5.13) and coupled with an interest. Without limiting the generality of the foregoing, the First Lien Collateral Agent shall have the right, but only upon the occurrence and during the continuance of an Event of Default and, other than in the case of any Event of Default arising under Section 7.01(h) or 7.01(i) of the First Lien Credit Agreement, written notice by the First Lien Collateral Agent to the Borrower of its intent to exercise such rights, with full power of substitution either in the First Lien Collateral Agent’s name or in the name of such Grantor: (a) to receive, indorse, assign and/or deliver any and all notes, acceptances, checks, drafts, money orders or other evi- dences of payment relating to the Collateral or any part thereof; (b) to demand, collect, receive payment of, give receipt for and give discharges and releases of all or any of the Collateral; (c) to sign the name of any Grantor on any invoice or bill of lading relating to any of the Collateral;
(d) upon prior written notice to the Borrower (other than in the case of any Event of Default arising under Section 7.01(h) or 7.01(i) of the First Lien Credit Agreement), to send verifications of ac- counts receivable to any Account Debtor; (e) to commence and prosecute any and all suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect or otherwise realize on all or any of the Collateral or to enforce any rights in respect of any Collateral; (f) to settle, compromise, compound, adjust or defend any actions, suits or proceedings relating to all or any of the Collateral; (g) upon prior written notice to the Borrower (other than in the case of any Event of Default arising under Section 7.01(h) or 7.01(i) of the First Lien Credit Agreement), to notify, or to require any Grantor to notify, Account Debtors to make payment directly to the First Lien Collateral Agent; (h) to use, sell, assign, transfer, pledge, make any agreement with respect to or otherwise deal with all or any of the Collateral, and to do all other acts and things necessary to carry out the purposes of this Agreement, as fully and completely as though the First Lien Col- lateral Agent were the absolute owner of the Collateral for all purposes, and (i) to make, settle and adjust claims in respect of Article 9 Collateral under policies of insurance, indorsing the name of such Grantor on any check, draft, instrument or other item of payment for the proceeds of such policies of insurance and for making all determinations and decisions with respect thereto; pro- vided that nothing herein contained shall be construed as requiring or obligating the First Lien Collateral Agent to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by the First Lien Collateral Agent, or to present or file any claim or notice, or to take any action with respect to the Collateral or any part thereof or the moneys due or to become due in respect thereof or any property covered thereby. The First Lien Collateral Agent and the other Secured Parties shall be accountable only for amounts actually received as a result of the exercise of the powers granted to them herein, and neither they nor their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence, bad faith or willful misconduct or that of any of their con- trolled Affiliates, directors, officers, employees, counsel, agents or attorneys-in-fact.

SECTION 5.16. Intercreditor Agreements Govern. Notwithstanding anything herein to the contrary, (i) the Liens and security interests granted to the First Lien Collateral Agent for the benefit of the Secured Parties pursuant to this Agreement and (ii) the exercise of any right or remedy by the First Lien Collateral Agent hereunder or the application of proceeds

(including insurance proceeds and condemnation proceeds) of any Collateral, are subject to the provisions of the First Lien Pari Passu Intercreditor Agreement, the First/Second Lien Intercreditor Agreement, and the ABL Intercreditor Agreement, if and to the extent applicable and/or in effect. To the extent any Grantor is required hereunder to indorse, assign, or deliver Collateral to the First Lien Collateral Agent for any purposes and is unable to do so as a result of having previously indorsed, as- signed or delivered such Collateral to the Credit Agreement Collateral Agent (as defined in the First Lien Pari Passu Intercreditor Agreement), in accordance with the terms of the First Lien Pari Passu Intercreditor Agreement, such Grantor's obligation hereunder (including any applicable representations and warranties) with respect to such indorsement, assignment or delivery shall be deemed satisfied by the indorsement, assignment or delivery in favor of or to the Credit Agreement Collateral Agent acting as a gratuitous bailee of the First Lien Collateral Agent. In the event of any conflict between the terms of the First/Second Lien Intercreditor Agreement, the terms of the ABL Intercreditor Agreement, the terms of First Lien Pari Passu Intercreditor Agreement and the terms of this Agreement, the terms of the First/Second Lien Intercreditor Agreement, the ABL Intercreditor Agreement and the First Lien Pari Passu Intercreditor Agreement, as applicable, shall govern.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

SOTERA HEALTH COMPANY, as a Grantor
/s/ Michael F. Biehl
Name: Michael F. Biehl
Title: Interim Chief Financial Officer

SOTERA HEALTH HOLDINGS, LLC, as a Grantor
/s/ Jason Peterson
Name: Jason Peterson
Title: Treasurer

SOTERA HEALTH LLC, as a Grantor
/s/ Michael F. Biehl
Name: Michael F. Biehl
Title: Chief Financial Officer

STERIGENICS U.S., LLC, as a Grantor
/s/ Michael P. Rutz
Name: Michael P. Rutz
Title: President

NELSON LABORATORIES, LLC, as a Grantor
/s/ Bruce Krarup
Name: Bruce Krarup
Title: Vice President

[Signature Page to First Lien Collateral Agreement]

SOTERA HEALTH SERVIES, LLC, as a Grantor
/s/ Jason Peterson
Name: Jason Peterson
Title: Treasurer

STERIGENICS RADIATION TECHNOLOGIES HOLDINGS, LLC, as a Grantor
/s/ Matthew D. Shimkus
Name: Matthew D. Shimkus
Title: Vice President, Treasurer and Secretary

STERIGENICS RADIATION TECHNOLOGIES, LLC, as a Grantor
/s/ Matthew D. Shimkus
Name: Matthew D. Shimkus
Title: Vice President, Treasurer and Secretary

NELSON LABORATORIES HOLDINGS, LLC, as a Grantor
/s/ Bruce T. Krarup
Name: Bruce T. Krarup
Title: Vice President, Treasurer and Secretary

NELSON LABORATORIES FAIRFIELD HOLDINGS, LLC, as a Grantor
/s/ Bruce T. Krarup
Name: Bruce T. Krarup
Title: Vice President, Treasurer and Secretary

STERIGENICS RADIATION TECHNOLOGIES IN, INC., as a Grantor
/s/ Matthew D. Shimkus
Name: Matthew D. Shimkus
Title: Vice President, Treasurer and Secretary

[Signature Page to First Lien Collateral Agreement]

NELSON LABORATORIES BOZEMAN, LLC, as a Grantor
/s/ Bruce T. Krarup
Name: Bruce T. Krarup
Title: Vice President, Treasurer and Secretary

NELSON LABORATORIES FAIRFIELD, INC., as a Grantor
/s/ Bruce T. Krarup
Name: Bruce T. Krarup
Title: Vice President

REGULATORY COMPLIANCE ASSOCIATES INC. as a Grantor
/s/ Bruce T. Krarup
Name: Bruce T. Krarup
Title: Vice President, Treasurer and Secretary

JPMORGAN CHASE BANK, N.A., as a First Lien Collateral Agent
/s/ Joon Hur
Name: Joon Hur
Title: Executive Director

[Signature Page to First Lien Collateral Agreement]